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                                                                    Exhibit 21.1



                              LIST OF SUBSIDIARIES

                                         Jurisdiction or State                 Names Under Which
         Subsidiary                        of Incorporation               Subsidiary Does Business (1)
         ----------                      ---------------------            ----------------------------
Pinnacle National Bank (2)               Nashville, Tennessee

PFP Title Company (3)                               Tennessee

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         1.       Unless otherwise noted, each Subsidiary only does business under its legal name as set forth under the heading "Subsidiaries".
         2. As a national bank, Pinnacle National Bank is organized under the federal laws of the United States of America.
         3. PFP Title Company is a wholly-owned subsidiary of Pinnacle National Bank.